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                                                                   EXHIBIT 23.01

                  CONSENT OF CHERRY, BEKAERT & HOLLAND, L.L.P.


We consent to the incorporation by reference in the Form 10-KSB of FNB Financial Services Corporation of our report dated February 10, 1998, relating to the consolidated balance sheets of FNB Financial Services Corporation and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Registration Statement on Form S-2 (File No. 333-47203) and the 1997 Annual Report to Shareholders of FNB Financial Services Corporation.

We also consent to the incorporation by reference in (i) the Registration Statement on Form S-8 pertaining to the FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan and (ii) the Registration Statement on Form S-8 pertaining to the FNB Financial Services Corporation Omnibus Equity Compensation Plan of our report dated February 10, 1998, relating to the consolidated balance sheets of FNB Financial Services Corporation and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Registration Statement on Form S-2 (File No. 333-47203) and the 1997 Annual Report to Shareholders of FNB Financial Services Corporation.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-02437) pertaining to the FNB Financial Services Corporation Dividend Reinvestment and Common Stock Purchase Plan of our report dated February 10, 1998, relating to the consolidated balance sheets of FNB Financial Services Corporation and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Registration Statement on Form S-2 (File No. 333-47203) and the 1997 Annual Report to Shareholders of FNB Financial Services Corporation.


                                    Cherry, Bekaert & Holland, L.L.P.


Reidsville, North Carolina
March 17, 1998